                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT
                   __________________________________________

        This Power of Attorney and Confirming Statement (this "Statement")
confirms that the undersigned has authorized and designated each of William E.
Conway, Jr., Daniel A. D'Aniello, David M. Rubenstein, Adena T. Friedman and
Jeffrey W. Ferguson to execute and file on the undersigned's behalf all Forms
3,4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle
Grouop L.P. The authority of William E. Conway, Jr., Daniel A. D'Aniello, David
M. Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of
The Carlyle Group L.P., unless earlier revoked in writing The undersigned acknowledges that William E. Conway, Jr., Daniel A. D'Aniello, David M.
Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

        In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: Feb. 3, 2012                      By: /s/ Jay S. Fishman
      ____________                          ____________________________________
                                        Name:  Jay S. Fishman
                                        Title: Director Nominee of Carlyle Group
                                               Management L.L.C.